TRANSFER AGREEMENT

THIS TRANSFER AGREEMENT (this "Agreement") is entered into as of June 9, 2009 by and among StockerYale (UK) Limited, a corporation organized under the laws of England and Wales ("SYUK"), StockerYale (IRL) Ltd., a corporation organized under the laws of Ireland ("SYIRL") and Mark Hawtin ("Hawtin").

BACKGROUND

On October 31, 2006, SYUK issued that certain Instrument Constituting US$4,903,646 10% Senior Fixed Rate Secured Bond (as amended, restated, modified and/or supplemented from time to time, the "SYUK Bond" and collectively with all other agreements, document and instruments executed and/or delivered in connection therewith, the "SYUK Transaction Documents") in the original principal amount of US$4,750,000 to Eureka Interactive Fund Limited ("Eureka"). Eureka subsequently assigned all of its rights in and to the SYUK Bond to Hawtin.

On July 24, 2008, SYIRL issued that certain Instrument Constituting Euro 935,000 12% Senior Fixed Rate Secured Bond (as amended, restated, modified and/or supplement from time to time, the "SYIRL Bond" and collectively with all other agreements, document and instruments executed and/or delivered in connection therewith, the "SYIRL Transaction Documents", and together with the SYUK Transaction Documents, the "Transaction Documents") in the original principal amount of Euro 935,000 to Hawtin.

Hawtin has requested and each of SYUK and SYIRL have agreed to the transfer of US$1,000,000 of debt (the "Transfer Amount") from the SYUK Bond to the SYIRL Bond such that the principal amount of the SYUK Bond shall decrease by US$1,000,000 to US$3,903,646 and the principal amount of the SYIRL Bond shall increase by Euro 718,597 [amount equal to US$1,000,000 converted into Euro on the date of execution shall be inserted] (the "Transfer"). In connection therewith, the parties hereto have agreed on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the SYUK Bond or the SYIRL Bond, as applicable.

2. Transfer. SYUK hereby irrevocably sells, transfers and assigns to SYIRL, and SYIRL hereby irrevocably purchases and assumes from SYUK, as of the date hereof, all of SYUK's rights and obligations in its capacity as a debtor to Hawtin under the SYUK Bond to the extent of the Transfer Amount.

3. Acknowledgment of Transfer of Liability. Hawtin, SYUK and SYIRL hereby agree and acknowledge that, as of the effectiveness of the Transfer, SYUK will no longer be liable to Hawtin for the Transfer Amount and that the Transfer Amount will be satisfied in full by SYUK and the remaining outstanding principal amount of the SYUK Bond to be repaid will

be reduced by US$1,000,000. Further, Hawtin, SYUK and SYIRL acknowledge and agree that all future payments of principal and interest of the Transfer Amount will be paid directly by SYIRL to Hawtin and will be governed by the terms and conditions of the SYIRL Bond.

4. Waiver. Hawtin hereby waives any breach or default under the SYUK Bond that may have arisen on or prior to the date hereof from the Transfer, including, without limitation, any breach or default of clause 8.2 of the SYUK Bond.

5. Conditions of Effectiveness. This Agreement and the Transfer shall become effective upon satisfaction of the following conditions precedent: Hawtin and the Company shall have received (a) a copy of this Agreement duly executed by SYUK, SYIRL and Hawtin, (b) an executed copy of the Certificate made by SYUK in favor of Hawtin in the original principal amount of US$3,101,880 amended and restated as of the date hereof and effective as of October 31, 2006, (c) an executed copy of the Certificate made by SYIRL in favor of Hawtin in the original principal amount of Euro 1,785,810 amended and restated as of the date hereof and effective as of July 24, 2008, (d) an executed copy of the Intercompany Note made by SYUK in favor of SYIRL in the original principal amount of US$1,000,000 as of the date hereof and (e) an executed copy of the Amendment to the SYIRL Bond duly executed by SYIRL and Hawtin.

6. Prior Certificates. Hawtin hereby agrees that, simultaneously with the effectiveness of this Agreement, (a) the Certificate No. 2 made by SYUK in favor of Hawtin in the original principal amount of US$4,903,646, dated as of May 30, 2008 and effective as of October 31, 2006 and (b) the Certificate No. 1 made by SYIRL in favor of Hawtin in the original principal amount of Euro 935,000, dated and effective as of July 24, 2008, shall no longer be of any force or effect and shall be null and void. Hawtin hereby further agrees to promptly return such Certificates to SYUK and SYIRL, as applicable.

7. Effect on the SYUK Bond, the SYIRL Bond and the Transaction Documents. Except as specifically modified or set forth herein, the SYUK Bond, the SYIRL Bond and each Transaction Document shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Hawtin, nor constitute a waiver of any provision of the SYUK Bond, the SYIRL Bond or any Transaction Document.

8. Governing Law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of England.

9. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

10. Counterparts; Signatures. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

STOCKERYALE (IRL) LTD.

By:____________________________

Name: Mark Blodgett

Title: Director

STOCKERYALE (UK) LIMITED

By:____________________________

Name: Mark Blodgett

Title: Director

By:________________________

Mark Hawtin